DHI Group Reports First Quarter 2021 Financial Results

CENTENNIAL, Colorado May 5, 2021 - DHI Group, Inc. (NYSE:DHX) (“DHI” or the “Company”) today announced the following financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results

▪Total revenues were $32.6 million, down 2% sequentially and down 11% year over year.
▪Dice revenues were $19.1 million, down 2% sequentially and down 15% year over year.
▪ClearanceJobs revenues were $7.6 million, equal to the fourth quarter of 2020 and up 11% year over year.
▪eFinancialCareers revenues were $6.0 million, down 4% sequentially and down 18% year over year (down 22% excluding impact of foreign exchange).
▪Net income was $2.7 million, which was positively impacted by $1.7 million comprised of an unrealized gain on an equity security and discrete tax items, partially offset by disposition and other charges, net of tax, compared to a net loss of $6.6 million in the year ago quarter, which was negatively impacted by $8.3 million in impairment and other charges, net of tax, and discrete tax items.
▪Earnings per diluted share was $0.05, compared to a loss of $0.13 in the year ago quarter. Adjusted earnings per diluted share1 for the quarter was $0.02 vs. $0.03 last year.
▪Cash flow from operations was $6.4 million, compared to $2.9 million in the year-ago quarter.
▪Adjusted EBITDA1 was $7.3 million, an Adjusted EBITDA margin1 of 22%, compared to $7.5 million and 21% in the year-ago quarter.
▪Cash was $7.3 million and net debt1 was $12.7 million at quarter end.
1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Commenting on the quarter, Art Zeile, President and CEO of DHI Group, Inc., said:

"I am pleased to report another strong bookings quarter with our three new business teams handily exceeding their average monthly booking levels from a year ago. This includes our Dice Commercial Accounts team, which represents our largest opportunity for revenue growth. Additionally, our Dice revenue renewal rate continued to strengthen in the first quarter and came in at 82 percent, up from 75 percent in the prior quarter. With enterprises focusing on tech-enabling their business models, Dice is poised to benefit from the increase in hiring. Our confidence in the economic expansion underway and our sales teams' strong performance over the past two quarters, led us to hire more sales reps in the first quarter. We also initiated a new client branding campaign in trial across multiple channels with the tagline 'Where Tech Connects'. Now that we've created the industry-leading online marketplace for matching companies with the highest quality tech professionals, we believe we can capitalize on the millions of new technologist jobs expected over the next five years."

Product Highlights

Below are the key product highlights delivered during the first quarter:

Dice

▪Dice Marketplace launched during the first quarter and is a comprehensive and flexible platform through which recruiters and candidates can rapidly and confidently search, match and communicate in real-time. The three major components of the marketplace are recruiter profiles, an enhanced candidate profile that focuses deeply on exposing tech skills, and in-platform instant messaging to make career connections. To date, over 60,000 messages have been sent between recruiters and candidates. Roughly one-third of the messages have been initiated by candidates, showing great engagement by both sides of the Dice community.

ClearanceJobs

▪CJ Meetings solves one of the most challenging aspects of the recruiter workflow: aligning schedules. This past quarter, CJ released CJ Meeting Integration, which allows recruiters and candidates to synchronize their Google or Outlook calendars to efficiently schedule telephone calls, video calls, or in-platform chats. Recruiters need only spend a few minutes setting their desired calendar parameters and send a scheduling link to candidates. No other competitor has this capability.
▪CJ Video is the ability to deliver video messaging for both recruiters and candidates. The new video capability can also be used in profile status updates, group broadcasts and company profiles. Videos are hosted and streamed in-platform from CJ.

Business Outlook

"We expect the strong bookings performance we've had over the past two quarters to manifest itself in year over year total revenue growth beginning in the second half of 2021," commented Kevin Bostick, CFO of DHI Group, Inc. "We will continue to operate the business to Adjusted EBITDA margins1 in the 20% range as we invest in our long-term revenue growth plan."

1 See "Notes Regarding the Use of Non-GAAP Financial Measures" later in this press release.

Conference Call Information

Art Zeile, President and Chief Executive Officer, and Kevin Bostick, Chief Financial Officer, will host a conference call today, May 5, 2021, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and recent developments.

The call can be accessed by dialing 844-890-1790 (in the U.S.) or +1-412-380-7407 (outside the U.S.). Please ask to be placed into the DHI Group, Inc. call. A live webcast of the call will simultaneously be available through the Investor Relations section of the Company’s website, https://www.dhigroupinc.com, and available for replay after the call ends.

About DHI Group, Inc.

DHI Group, Inc (NYSE: DHX) is a provider of software products, online tools and services to deliver career marketplaces to candidates and employers globally. DHI’s three brands—Dice, ClearanceJobs and eFinancialCareers— enable recruiters and hiring managers to efficiently search, match and connect with highly skilled technologists in specialized fields, particularly technology, those with active government security clearances and in financial services. Professionals find ideal employment opportunities, relevant job advice and personalized data to best manage their whole technologist life. For 30 years, we have leveraged the latest technology to foster career connections in multiple markets including North America, Europe, the Middle East and the Asia Pacific region. Find out more at www.dhigroupinc.com.

Investor Contact
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
212-448-4181
ir@dhigroupinc.com

Media Contact
Rachel Ceccarelli
VP of Engagement
212-448-8288
media@dhigroupinc.com

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, measures in accordance with generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted Earnings Per Share, and Net Debt provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes. The non-GAAP measures apply to consolidated results or other measures as shown within this document. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

Adjusted Diluted Earnings Per Share

Adjusted Diluted Earnings Per Share is a non-GAAP metric and performance measure that is useful to investors and management in understanding our ongoing operations and in the analysis of operating trends. Adjusted Diluted Earnings Per Share is computed as diluted earnings per share plus or minus the impacts of certain non-cash and other items, including non-cash impairments, costs related to reorganizing the Company, including severance and related costs, gains or losses on the sale of businesses, disposition costs, unrealized gains on equity securities, and discrete tax items.

Adjusted Diluted Earnings Per Share is not a measurement of our financial performance under GAAP and should not be considered as an alternative to diluted earnings per share, net income, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP metrics used by management to measure operating performance. Management uses Adjusted EBITDA as a performance measure for internal monitoring and planning, including preparation of annual budgets, analyzing investment decisions and evaluating profitability and performance comparisons between us and our competitors. The Company also uses this measure to calculate amounts of performance based compensation under the senior management incentive bonus program. Adjusted EBITDA represents net income plus (to the extent deducted in calculating such net income) interest expense, income tax expense, depreciation and amortization, non-cash stock based compensation, losses resulting from certain dispositions outside the ordinary course of business including prior negative operating results of those divested businesses, certain writeoffs in connection with indebtedness, impairment charges with respect to long-lived assets, expenses incurred in connection with an equity offering or any other offering of securities by the Company, extraordinary or non-recurring non-cash expenses or losses, transaction costs in connection with the credit agreement, deferred revenues written off in connection with acquisition purchase accounting adjustments, writeoff of non-cash stock based compensation expense, severance and retention costs related to dispositions and reorganizations of the Company, losses related to legal claims and fees that are unusual in nature or infrequent, minus (to the extent included in calculating such net income) non-cash income or gains, interest income, business interruption insurance proceeds, and any income or gain resulting from certain dispositions outside the ordinary course of business, including prior positive operating results of those divested businesses, and gains related to legal claims that are unusual in nature or infrequent.

We also consider Adjusted EBITDA, as defined above, to be an important indicator to investors because it provides information related to our ability to provide cash flows to meet future debt service, capital expenditures and working capital requirements and to fund future growth. We present Adjusted EBITDA as a supplemental performance measure because we believe that this measure provides our board of directors, management and investors with additional information to measure our performance, provide comparisons from period to period and company to company by excluding potential differences caused by variations in capital structures (affecting interest expense) and tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses), and to estimate our value.

Adjusted EBITDA Margin is computed as Adjusted EBITDA divided by Revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are not measurements of our financial performance under GAAP and should not be considered as an alternative to revenue, net income, operating income, cash provided by operating activities, or any other performance measures derived in accordance with GAAP as a measure of our profitability.

Net Debt

Net Debt is defined as total principal outstanding on our debt less cash and cash equivalents. We consider Net Debt to be an important measure of liquidity and indicator of our ability to meet ongoing obligations. We also use Net Debt, among other measures, in evaluating our choices for capital deployment. Net Debt presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This press release and oral statements made from time to time by our representatives contain forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include, without limitation, information concerning our possible or assumed future results of operations. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to execute our tech-focused strategy, competition from existing and future competitors in the highly competitive markets in which we operate, failure to adapt our business model to keep pace with rapid changes in the recruiting and career services business, failure to maintain and develop our reputation and brand recognition, failure to increase or maintain the number of customers who purchase recruitment packages, cyclicality or downturns in the economy or industries we serve, the impact of the coronavirus COVID-19 outbreak on our operations and financial results, the uncertainty in respect of the regulation of data protection and data privacy, failure to attract qualified professionals to our websites or grow the number of qualified professionals who use our websites, failure to successfully identify or integrate acquisitions, U.S. and foreign government regulation of the Internet and taxation, our ability to borrow funds under our revolving credit facility or refinance our indebtedness and restrictions on our current and future operations under such indebtedness. These factors and others are discussed in more detail in the Company’s filings with the Securities and Exchange

Commission, all of which are available on the Investors page of our website at www.dhigroupinc.com, including the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings under the headings “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should keep in mind that any forward-looking statement made by the Company or its representatives herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect us. We have no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2021	2020

Revenues	$32,633	$36,633

Operating expenses:
Cost of revenues	4,310	4,176
Product development	4,184	4,165
Sales and marketing	12,045	14,538
General and administrative	7,500	8,551
Depreciation	4,096	3,253
Impairment of intangible assets	—	7,200
Total operating expenses	32,135	41,883
Operating income (loss)	498	(5,250)
Interest expense and other	(193)	(183)
Impairment of equity investment	—	(2,002)
Unrealized gain on equity security	2,513	—
Income (loss) before income taxes	2,818	(7,435)
Income tax expense (benefit)	147	(885)
Net income (loss)	$2,671	$(6,550)

Basic earnings (loss) per share	$0.06	$(0.13)
Diluted earnings (loss) per share	$0.05	$(0.13)

Weighted average basic shares outstanding	46,993	49,134
Weighted average diluted shares outstanding	48,606	49,134

DHI GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from (used in) operating activities:
Net income (loss)	$2,671	$(6,550)
Adjustments to reconcile net income to net cash flows from (used in) operating activities:
Depreciation	4,096	3,253
Deferred income taxes	(304)	(1,262)
Amortization of deferred financing costs	37	37
Stock based compensation	1,758	1,796
Impairment of intangible assets	—	7,200
Impairment of equity investment	—	2,002
Unrealized gain on equity security	(2,513)	—
Change in accrual for unrecognized tax benefits	59	(81)
Changes in operating assets and liabilities:
Accounts receivable	(3,345)	(2,111)
Prepaid expenses and other assets	629	42
Capitalized contract costs	(794)	859
Accounts payable and accrued expenses	(6,270)	(6,768)
Income taxes receivable/payable	1,127	154
Deferred revenue	9,351	4,382
Other, net	(78)	(20)
Net cash flows from operating activities	6,424	2,933
Cash flows used in investing activities:
Purchases of fixed assets	(3,703)	(4,288)
Net cash flows used in investing activities	(3,703)	(4,288)
Cash flows from (used in) financing activities:
Payments on long-term debt	(5,000)	(2,000)
Proceeds from long-term debt	5,000	29,000
Payments under stock repurchase plan	(1,669)	(1,643)
Purchase of treasury stock related to vested restricted and performance stock units	(1,343)	(1,348)
Net cash flows from (used in) financing activities	(3,012)	24,009
Effect of exchange rate changes	(30)	(212)
Net change in cash and cash equivalents for the period	(321)	22,442
Cash and cash equivalents, beginning of period	7,640	5,381
Cash and cash equivalents, end of period	$7,319	$27,823

DHI GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

ASSETS	March 31, 2021	December 31, 2020
Current assets
Cash and cash equivalents	$7,319	$7,640
Accounts receivable, net	23,645	20,298
Income taxes receivable	595	1,044
Equity security	2,513	—
Prepaid and other current assets	3,768	4,503
Total current assets	37,840	33,485
Fixed assets, net	24,114	24,544
Acquired intangible assets	23,800	23,800
Capitalized contract costs	8,519	7,734
Goodwill	133,684	133,353
Deferred income taxes	—	19
Operating lease right-of-use assets	15,600	16,405
Other assets	1,750	1,647
Total assets	$245,307	$240,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$13,007	$19,426
Operating lease liabilities	3,411	3,410
Deferred revenue	51,762	42,426
Income taxes payable	799	123
Total current liabilities	68,979	65,385
Long-term debt, net	19,619	19,583
Deferred income taxes	9,613	9,936
Deferred revenue	1,038	1,068
Accrual for unrecognized tax benefits	1,414	1,347
Operating lease liabilities	12,889	13,704
Other long-term liabilities	2,325	2,394
Total liabilities	115,877	113,417
Total stockholders’ equity	129,430	127,570
Total liabilities and stockholders’ equity	$245,307	$240,987

Supplemental Information and Non-GAAP Reconciliations
On the pages that follow, the Company has provided certain supplemental information that we believe will assist the reader in assessing our business operations and performance, including certain non-GAAP financial information and required reconciliations to the most comparable GAAP measure. A statement of operations and statement of cash flows for the three month period ended March 31, 2021 and 2020 and balance sheets as of March 31, 2021 and December 31, 2020 are provided elsewhere in this press release.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA
(Unaudited)
(in thousands)

	Revenue
	Q1 2021	Q1 2020	Change	$ Fx Impact[1]
Dice	$19,051	$22,485	(15)%	$—
ClearanceJobs	7,625	6,900	11%	—
eFinancialCareers	5,957	7,248	(18)%	328
Total Revenues	$32,633	$36,633	(11)%	$328

Net Income (loss)[2]	$2,671	$(6,550)
Diluted earnings (loss) per share	$0.05	$(0.13)
Adjusted diluted earnings per share	$0.02	$0.03
Adjusted EBITDA	$7,269	$7,517
Adjusted EBITDA Margin	22%	21%

(1) Foreign exchange impact is calculated by determining the increase (decrease) in current period revenues where current period revenues are translated using prior period exchange rates.
(2) For the three months ended March 31, 2021, the Company recorded an unrealized gain on an equity security and disposition, severance and related costs, all net of tax, and discrete tax items that positively impacted net income $1.7 million. For the three months ended March 31, 2020, the Company recorded impairment and other charges, net of tax, and discrete tax items that negatively impacted net income $8.3 million.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except earnings per share data)

Reconciliation of Diluted Earnings (Loss) per Share to Adjusted Diluted Earnings per Share:	Three Months Ended March 31,
	2021	2020
Diluted earnings (loss) per share[1]	$0.05	$(0.13)
Impairment of intangible assets and equity investment, net of tax	—	0.15
Disposition, severance, and related costs, net of tax	0.01	0.01
Unrealized gain on equity security	(0.04)	—
Discrete tax items	(0.01)	—
Other[2]	0.01	—
Adjusted diluted earnings per share[3]	$0.02	$0.03

(1) For the three month periods ended March 31, 2021 and 2020, diluted earnings per share utilized weighted average shares of 48.6 million and 49.1 million, respectively.
(2) Adjusts, as applicable, for the share impact of common stock equivalents, where dilutive.
(3) For the three month periods ended March 31, 2021 and 2020, adjusted diluted earnings per share utilized weighted average shares of 48.6 million and 50.7 million, respectively.

Reconciliation of Debt to Net Debt:	March 31, 2021	December 31, 2020
Long term debt, net	$19,619	$19,583
Add: Deferred financing costs, net	381	417
Principal debt outstanding	20,000	20,000
Less: Cash and cash equivalents	7,319	7,640
Net Debt	$12,681	$12,360

Summary of Deferred Revenue and Backlog:	March 31, 2021	December 31, 2020
Deferred Revenue	$52,800	$43,494
Contractual commitments not invoiced	31,243	32,830
Backlog[4]	$84,043	$76,324

(4) Backlog consists of deferred revenue plus customer contractual commitments not invoiced representing the value of future services to be rendered under committed contracts.

DHI GROUP, INC.
NON-GAAP SUPPLEMENTAL DATA (CONTINUED)
(Unaudited)
(dollars in thousands, except per customer data)

	For the three months ended March 31,
	2021	2020
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$2,671	$(6,550)
Interest expense	191	179
Income tax expense (benefit)	147	(885)
Depreciation	4,096	3,253
Non-cash stock based compensation	1,758	1,796
Impairment of intangible assets	—	7,200
Impairment of equity investment	—	2,002
Unrealized gain on equity security	(2,513)	—
Disposition costs	602	—
Severance and related costs	315	518
Other	2	4
Adjusted EBITDA	$7,269	$7,517

Reconciliation of Operating Cash Flows to Adjusted EBITDA:
Net cash provided by operating activities	$6,424	$2,933
Interest expense	191	179
Amortization of deferred financing costs	(37)	(37)
Income tax expense (benefit)	147	(885)
Deferred income taxes	304	1,262
Change in accrual for unrecognized tax benefits	(59)	81
Change in accounts receivable	3,345	2,111
Change in deferred revenue	(9,351)	(4,382)
Disposition costs	602	—
Severance and related costs	315	518
Changes in working capital and other	5,388	5,737
Adjusted EBITDA	$7,269	$7,517

Dice Recruitment Package Customers
Beginning of period	5,150	6,000
End of period	5,200	5,850

Average for the period (1)	5,050	5,900

Dice Average Monthly Revenue per Recruitment Package Customer (2)	$1,128	$1,153

(1) Reflects the daily average of recruitment package customers during the period.
(2) Reflects the simple average of each period presented.